Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
dated as of February 23, 2026
between
ADVANCED MICRO DEVICES, INC.
and
META PLATFORMS, INC.
REGISTRATION RIGHTS AGREEMENT dated as of February 23, 2026 (this “Agreement”) between Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), and Meta Platforms, Inc., a Delaware corporation (the “Investor”). In order to induce the Investor to enter into the Agreement (as defined below) and the Warrant (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.
The Company agrees with the Investor, (i) for its benefit and (ii) for the benefit of the beneficial owners (including the Investor) from time to time of the Warrant Shares (as defined herein) (each of the foregoing, a “Holder” and together, the “Holders”), as follows:
1.    Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Warrant. As used in this Agreement, the following terms shall have the following meanings:
“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on an underwritten (whether firm commitment or otherwise) overnight block trade basis without marketing efforts by the Company.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Holder” has the meaning set forth in the second paragraph of this Agreement.
“Investor” has the meaning set forth in the first paragraph of this Agreement.
“Prospectus” means a prospectus relating to a registration statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.
“Registrable Securities” means the Warrant Shares issued and issuable upon exercise of the Warrant (including without limitation as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise); provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred (other than as otherwise set forth herein), such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) following the earlier of (x) the full exercise of the Warrant or (y) the expiration of the Warrant, at such time as the Holder beneficially own less than 1% of the outstanding shares of Common Stock as of such earlier date; and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“RRA Expiration Date” means February 23, 2036.
“Rule 405” means Rule 405 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Agreement” means Amendment Eight to the Master Purchase Agreement by and between the Investor and the Company, dated as of February 23, 2026.
“Warrant” shall mean warrants to purchase 160,000,000 shares of Common Stock issued by the Company to the Investor pursuant to the terms of the Warrant to Purchase Shares of Common Stock dated of even date herewith.
“Warrant Shares” means shares of Common Stock issued upon exercise of the Warrant.
2.    Registration Rights.
(a)    Piggyback Registration. In the event that the Company files a registration statement with the SEC covering the sale of its Common Stock (other than a registration statement on Form S-4 or S-8, or on another form, or in another context, in which such “piggyback” registration would be inappropriate), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount of Registrable Securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the Holders in such notice the opportunity to register the sale of the Registrable Securities as such Holder may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause all or any part of such Registrable Securities such Holder requests to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters, if applicable, of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holders proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration. Furthermore, each Holder must provide such information as reasonably requested by the Company (which information shall be limited to that which is required for disclosure under the Securities Act and the forms, rules and regulations promulgated thereunder) (the “Selling Holder Information”) to be included in the registration statement timely or the Company may elect to exclude such

Holder from the registration statement. Notwithstanding anything else to the contrary in this Section 2(a), if (i) the SEC or any position of the staff of the SEC sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering or (ii) the registration statement is in the form of an underwritten offering and the managing underwriter(s) advise the Company that the dollar amount or number of Registrable Securities, taken together with all of the other securities which the Company desires to sell or for which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, timing, distribution method, or probability of success, other than, in each case, in an immaterial manner as determined by the Company in its reasonable discretion (collectively, such limitation the “Maximum Number of Securities”), then the Company shall limit the securities to be included on such registration statement to: (x) first, the number of securities which the Company desires to sell for itself without exceeding the Maximum Number of Securities and (y) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the securities (including Registrable Securities) for which registration has been requested pursuant to written contractual piggy-back registration rights, pro rata in accordance with the number of securities that each such person has requested be included in such registration regardless of the number of securities held by each such person, that can be sold without exceeding the Maximum Number of Securities. Notwithstanding the foregoing, if such registration statement relates to an underwritten offering initiated pursuant to the exercise of demand registration rights by one or more holders under a separate written agreement with the Company (each, a “Third Party Demanding Holder”), then the Company shall limit the securities to be included in such underwritten offering to: (1) first, the registrable securities of the Third Party Demanding Holder(s) pro rata based on the number of securities requested to be sold that can be sold without exceeding the Maximum Number of Securities; (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the registrable securities of other persons for which registration has been requested pursuant to separate written contractual arrangements with such persons providing for piggyback registration rights, pro rata in accordance with the number of registrable securities that each such person has requested be included in such registration, that can be sold without exceeding the Maximum Number of Securities. The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and shall promptly notify any Holder that has elected to include securities in such registration of such termination or withdrawal.
(b)    Demand Registration. In addition, the Holders (the “Demanding Holders”) may make one written request to the Company for the registration on an underwritten basis of all or a portion of the Registrable Securities (the “Demand Registration”). Such written request shall specify the aggregate number of Registrable Securities to be registered. Notwithstanding the foregoing, the Company shall not be obligated to effectuate any Demand Registration on an underwritten basis unless such offering is reasonably expected to result in aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $100,000,000. In the event of a Demand Registration, the Company shall use its commercially reasonable efforts to register the applicable Registrable Securities within thirty (30) days after receiving the Demand Registration. The Demanding Holders of the Registrable Securities proposing to distribute their securities through a Demand Registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Demand Registration. The selection of the underwriters shall be subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). Furthermore, each Holder must provide the Selling

Holder Information to be included in the registration statement timely or the Company may elect to exclude such Holder from the registration statement. If the managing underwriter(s) advise the Company that the dollar amount or number of the Registrable Securities that the Demanding Holders desire to sell, taken together with all of the other securities which the Company desires to sell or for which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders, exceeds the Maximum Number of Securities, then the Company shall limit the securities to be included in such underwritten offering to: (x) first, the Registrable Securities of the Demanding Holders pro rata based on the number of securities requested to be sold that can be sold without exceeding the Maximum Number of Securities; (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (z) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (x) and (y), the securities of other persons that the Company is obligated to register in a registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities. A majority in interest of the Demanding Holders initiating an underwritten offering shall have the right to withdraw its Registrable Securities included in an underwritten offering for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters of its intention to so withdraw at any time up to one (1) business day prior to the filing of the applicable preliminary prospectus or prospectus supplement used for marketing such underwritten offering. If withdrawn, a demand for an underwritten offering shall constitute a demand for an underwritten offering by the withdrawing Demanding Holders for purposes of this Section 2(b), unless such Demanding Holders reimburse the Company for all expenses with respect to such underwritten offering (or, if there is more than one Demanding Holder, each Demanding Holder reimburses the Company for a pro rata portion of such expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such underwritten offering). Following the receipt of any withdrawal notice, the Company shall promptly forward such withdrawal notice to any other Holders that had elected to participate in such underwritten offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an underwritten offering prior to its withdrawal under this Section 2(b), other than if a Demanding Holder elects to pay such registration expenses pursuant to the immediately preceding sentence. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any Demand Registration (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of, and ending on a date that is ninety (90) days after the consummation of, a Company-initiated offering (pursuant to which the Piggyback Registration rights set forth in Section 2(a) are exercised or waived) or (y) if a Piggyback Registration became effective within the preceding ninety (90) days.
(c)    Block Trade. If a Holder wishes to consummate a Block Trade on an SEC registered basis (each, the “Requesting Holder”), then such Requesting Holder shall give written notice to the Company of such request and the Company shall use reasonable best efforts to facilitate the Block Trade (it being understood that the Company may decline to facilitate the Block Trade if the Company is then in a closed trading window under its insider trading policy or otherwise is in possession of material non-public information, the disclosure of which at such time would reasonably likely to be harmful to the Company); provided that the Company shall in no event be obligated under this Agreement to facilitate more than one (1) Block Trade during any calendar year or more than five (5) Block Trades in the aggregate. Notwithstanding the foregoing, the Company shall in no event be obligated to take any action to effect any Block Trade (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of, and ending on a date that is ninety (90) days after the consummation of, a Company-initiated offering (pursuant to which the Piggyback Registration rights set forth in Section 2(a) are exercised or waived) or (y) if a Piggyback Registration became effective within the preceding ninety (90) days. Notwithstanding the foregoing, the Company shall, at all times, use reasonable best efforts to facilitate any sales of Registrable Securities by a Holder pursuant to Rule 144, including, without limitation, by providing customary documentation and causing the Company’s transfer agent to remove the restrictive legends on the applicable Registrable Securities and to transfer the applicable Registrable Securities.
(d)    Notwithstanding the foregoing:
i.    The registration rights described in this Section 2 shall be subject to limitations imposed by the SEC’s rules or comments of the SEC staff in connection with its review of the registration statement for any such resale registration. Moreover, notwithstanding the foregoing registration obligations of the Company, if the Company furnishes to the Holders requesting a Demand Registration a certificate signed by an authorized officer of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for a registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a bona fide significant acquisition, corporate reorganization, or other similar material transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such Demand Registration or withdraw a related registration statement for a period of not more than seventy-five (75) calendar days; provided, however, that the Company may not invoke this right (A) more than twice in any twelve (12) month period or (B) during the twelve (12) month period prior to the RRA Expiration Date. For the avoidance of doubt, in the event that the Company exercises the foregoing right to suspend or withdraw a registration statement or otherwise prevent a registration statement from remaining effective, the Demand Registration shall not be deemed to have been effected for purposes of this Agreement and the Holders shall retain the right to exercise the Demand Registration only if the Holders were unable to sell any Registrable Securities pursuant to the registration statement as a result of the Company’s suspension or withdrawal.
ii.    The Holders hereby agree the rights in this Section 2 shall be exercised in good faith and in coordination with the Company.
3.    Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a registration statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the Selling Holder Information pursuant to Section 2 hereof. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the Selling Holder Information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
4.    Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 of this Agreement. Such fees and expenses shall include (i) all registration and filing fees with respect to the SEC, stock exchange and the Financial Industry Regulatory Authority, (ii) costs and expenses in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (iii) expenses in connection with the preparation, printing and filing of the registration statement or Prospectus thereto, and (iv) reasonable fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including counsel and independent public accountants for the Company in connection with any registration statement. Notwithstanding the provisions of this Section 4, each seller of Registrable Securities shall pay any underwriting discounts, selling commissions, applicable transfer taxes in connection with the sale of the Registrable Securities under a registration statement, and the fees and disbursements of counsel or other advisors for such seller.
5.    Indemnification and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Holder, each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate (as defined in Rule 405 under the Securities Act) of any Holder, and each such person’s officers, directors, members, partners, agents and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus included therein filed pursuant to this Agreement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating solely to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided that the foregoing indemnity shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) from whom the person asserting such losses, claims or liabilities purchased the Registrable Securities, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.
(b)    Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers who sign any registration statement and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such registration statement or prospectus (or amendment or supplement thereto). In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such indemnification obligation.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding, provided that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the indemnifying party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 5(a), the Holders of a majority of the Registrable Securities covered by the registration statement held by Holders that are indemnified parties pursuant to Section 5(a) and, in the case of parties indemnified pursuant to Section 5(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)    To the extent that the indemnification provided for in Section 5(a) or 5(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to Selling Holder Information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a registration statement, and not joint.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 5(d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Warrant or otherwise.
(f)    The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any Affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder pursuant to the registration statement.
6.    Miscellaneous.
(a)    No Conflicting Agreements. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.
(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities (which majority must include the Investor so long as the Investor holds any Registrable Securities at the time of such amendment, modification, supplement or waiver, as applicable). Notwithstanding the foregoing, (i) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a registration statement filed pursuant to this Agreement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such registration statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence and (ii) provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given with respect to the Investor without the written consent of the Investor, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b) whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c)    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in notice given in accordance with this Section 6(c)):
i.    if to the Investor, to:
    1 Meta Way
Menlo Park, CA 94025
Attn: Meta Legal
with a copy to [***]

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Hamilton, Heather Weigel

ii.    if to a Holder (other than the Investor), at the most current address given by such Holder to the Company;
iii.    if to the Company, to:
Advanced Micro Devices, Inc.
2485 Augustine Drive
Santa Clara, California 95054
Attention: General Counsel
with a copy to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Tad Freese, Richard Kim
(d)    Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(e)    Successors and Assigns. Any permitted person who acquires Registrable Securities from the Investor in accordance with the terms of the Warrant and this Agreement shall, to the extent such securities continue to constitute Registrable Securities in the hands of such person, be deemed to be a Holder hereunder with respect to such securities only upon (i) the Company’s receipt of written notice of such transfer and (ii) such person’s written agreement (in a form reasonably satisfactory to the Company)

to be bound by and to perform all of the terms and provisions of this Agreement; provided, however, that the Registrable Securities transferred from the Investor shall continue to constitute Registrable Securities in the hands of the acquiror only if (A) such transfer of Registrable Securities covers at least thirty million (30,000,000) shares of Common Stock and (B) the transfer of registration rights with respect to such Registrable Securities under this Agreement is deemed appropriate and necessary as determined by the Company in its reasonable discretion. Any transfer or assignment of registration rights under this Agreement that does not comply with this Section 6(e) shall be null and void ab initio. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.
(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
(g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(h)    Governing Law; Arbitration.
i.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.
ii.    EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(i)    Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
(j)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Warrant, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
(k)    Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the earlier of (a) the RRA Expiration Date and (b) with respect to any Holder, on the date on which such Holder ceases to hold Registrable Securities, except for any liabilities or obligations under Section 3, 4 or 5 hereof, each of which shall remain in effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
ADVANCED MICRO DEVICES, INC.

By:    /s/ Jean Hu
Name:    Jean Hu
Title:    Executive Vice President, Chief Financial
    Officer & Treasurer

Confirmed and accepted, as of
the date first above written:
META PLATFORMS, INC.

By:    /s/ Raj Singh
Name:    Raj Singh
Title:    Vice President and Associate General Counsel

Signature Page to Registration Rights Agreement